Exhibit 99.2

General Maritime Corporation
Offer to Exchange up to
$300,000,000 12% Senior Notes due 2017
Which Have Been Registered Under the Securities Act of 1933
for
All Outstanding Unregistered
12% Senior Notes due 2017

To DTC Participants:

We are enclosing herewith the materials listed below relating to the offer (“Exchange Offer”) by General Maritime Corporation (the “Company”) to exchange up to $300,000,000 aggregate principal amount of its 12% Senior Notes due 2017 (“Series B Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for $300,000,000 aggregate principal amount of its outstanding unregistered 12% Senior Notes due 2017 (“Series A Notes”), upon the terms and subject to the conditions set forth in the prospectus dated             , 2010 and the related Letter of Transmittal.

The Company has filed a registration statement, which became effective under the Securities Act on                        , 2010, to register the Series B Notes under the Securities Act.

Enclosed herewith are copies of the following documents:

1.     Prospectus dated            , 2010;

2.     Letter of Transmittal;

3.     Instruction to Registered Holder from Beneficial Owner; and

4.     Letter to Clients, which may be sent to your clients for whose account you hold Series A Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON            , 2010 UNLESS EXTENDED BY THE COMPANY.

The Exchange Offer is not conditioned upon any minimum number of Series A Notes being tendered.

Pursuant to the Letter of Transmittal, each tendering holder of Series A Notes (a “Holder”) will represent to the Company that (i) the Series B Notes to be acquired pursuant to the Exchange Offer will be received in the ordinary course of business; (ii) there is no arrangement or understanding with any person or entity to participate in the distribution of the Series B notes; (iii) if the Holder is a broker-dealer that will receive Series B notes for the Holder’s own account in exchange for Series A notes, acquired those Series A notes as a result of market-making activities or other trading activities and the Holder will deliver a prospectus, as required by law, in connection with any resale of such Series B notes; and (iv) the Holder is not an “affiliate,” as defined in Rule 405 of the Securities Act of the Company or any subsidiary guarantor.

The enclosed Instruction to Registered Holder from Beneficial Owner contains an authorization by beneficial owner of Series A Notes held by you to make the foregoing representations and warranties on behalf of such beneficial owner.

The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the exchange agent for the Exchange Offer) in connection with the solicitation of tenders of Series A Notes pursuant to the Exchange Offer. The Company will pay all transfer taxes, if any, applicable to the transfer and exchange of Series A Notes pursuant to the Exchange Offer, except as otherwise provided in Instruction 9 of the enclosed Letter of Transmittal.

Any inquiries you may have relating to the procedure for tendering or withdrawing tenders may be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent at:

Bank of New York Mellon Corporation
101 Barclay Street - 7 East
New York, New York 10286
Corporate Trust Operations – Reorganization Unit
Attn: Ms. Diane Amoroso
Telephone: (212)-815-2742
Fax: (212)-298-1915

All other questions regarding the Exchange Offer should be addressed to Executive Vice President, Treasurer and Secretary at the Company at telephone number 212-763-5632.

Very truly yours,

GENERAL MARITIME CORPORATION

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.